CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in the Statement of Additional Information in this Registration Statement (Form N-1A No. 33-98102 and 811-1743) for The Spectra Funds.

ERNST & YOUNG LLP

New York, New York
February 23, 2007